EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
NAI Technologies, Inc.:



     We consent to the use in this Registration Statement on Form S-4 of DRS Technologies, Inc. of our report on NAI Technologies, Inc. financial statements and schedule dated February 9, 1998, except for Note 2 which is as of November 6, 1998, and to the reference to our firm under the headings "Experts" and "Selected Financial Data" in the Prospectus.




                                    KPMG LLP


Melville, New York
January 22, 1999